CONSENT OF ERNST & YOUNG LLP

EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Tejon Ranch Co. Amended and Restated 1998 Stock Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan;

(5)	Registration Statement (Form S-3 No. 333-115946) and related Prospectus;

(6)	Registration Statement (Form S-3 No. 333-130482) and related Prospectus;

(7)	Registration Statement (Form S-3 No. 333-166167) and related Prospectus;

(8)	Registration Statement (Form S-3 No. 333-184367) and related Prospectus; and

(9)	Registration Statement (Form S-3 No. 333-192824) and related Prospectus;
of our reports dated March 31, 2014, with respect to the financial statements of Petro Travel Plaza Holdings LLC, included in this Annual Report on Form 10-K of Tejon Ranch Co. for the year ended December 31, 2014.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 16, 2015